                           SCHEDULE 14(a) INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential for use of the Commission only (as
    permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                SPATIALIGHT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                SPATIALIGHT, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/ No Fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:  N/A
    (2)  Aggregate number of securities to which transaction applies:     N/A
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A
    (4)  Proposed maximum aggregate value of transaction:
    (5)  Total Fee paid

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:      N/A
    (2)  Form, Schedule or Registration Statement No.:  N/A
    (3)  Filing Party:     N/A
    (4)  Date Filed:       N/A

                                SPATIALIGHT, INC.
                        9 Commercial Boulevard, Suite 200
                            Novato, California 94949


                                                                    May 28, 1999


Dear Shareholder:

         This year's annual meeting of shareholders will be held on Monday, June 21, 1999 at 10:00 a.m., Pacific Daylight time, at the Embassy Suites Hotel,
101 McInnis Parkway, San Rafael, California 94903. You are cordially invited to attend.

         The Notice of Annual Meeting of Shareholders and Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

         After reading the Proxy Statement, please promptly mark, sign, and return the enclosed proxy in the prepaid envelope to assure that your shares will be represented. Your shares cannot be voted unless you date, sign and return the enclosed proxy or attend the annual meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our shareholders are important.

         A copy of the Company's 1998 Annual Report also is enclosed.

         The Board of Directors and Management look forward to seeing you at the annual meeting.


                                             Very truly yours,




                                             /s/ Michael H. Burney
                                             Chief Executive Officer, Secretary
                                             and Treasurer

                                SPATIALIGHT, INC.
                        9 Commercial Boulevard, Suite 200
                            Novato, California 94949

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 21, 1999
--------------------------------------------------------------------------------

Dear Shareholders:

         Notice is hereby given that the 1999 Annual Meeting of Shareholders of SpatiaLight, Inc. will be held on Monday, June 21, 1999, at 10:00 a.m., California time, at the Embassy Suites Hotel, 101 McInnis Parkway, San Rafael, California 94903, for the following purposes:

         1. To elect four (4) directors to serve for the ensuing year and until their successors are elected and qualified.

         2. To amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of common stock of the Company from 20,000,000 to 40,000,000.

         3. To consider and act upon a proposal to approve the adoption of the Company's 1999 Stock Option Plan.

         4. To transact such other business as may properly come before the meeting or any adjustments or postponements thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Shareholders of record at the close of business on May 3, 1999 are entitled to notice of, and to vote at the 1999 Annual Meeting of Shareholders and any adjournments thereof. A Stockholder may only vote at the meeting if the holder is present or represented by proxy. A copy of the Company's 1998 Annual Report to Shareholders, which includes certified financial statements, is enclosed. Management cordially invites you to attend the 1999 Annual Meeting of Shareholders.

                                            By order of the Board of Directors



                                            Michael H. Burney
                                            SECRETARY

Novato, California
May 28, 1999
                                   IMPORTANT:
 SHAREHOLDERS ARE REQUESTED TO COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY.
      A POSTAGE-PAID ENVELOPE IS PROVIDED FOR MAILING IN THE UNITED STATES.

                                SPATIALIGHT, INC.
                        9 Commercial Boulevard, Suite 200
                            Novato, California 94949


--------------------------------------------------------------------------------
                                 PROXY STATEMENT
--------------------------------------------------------------------------------


SOLICITATION AND VOTING OF PROXIES

         The accompanying proxy is solicited by the Board of Directors of SpatiaLight, Inc., a New York corporation (the "Company"), for use at the 1999 Annual Meeting of Shareholders to be held on Monday, June 21, 1999, at 10:00 a.m., Pacific Daylight time (the "Annual Meeting"), or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Embassy Suites Hotel, 101 McInnis Parkway, San Rafael, California 94903. These proxy materials and the Annual Report herein to Shareholders for the year ended December 31, 1998, were first mailed on or about May 28, 1999, to Shareholders of record at the close of business on May 3, 1999 (the "Record Date"). The Company had 11,611,380 shares of common stock outstanding, par value $.01 per share ("Common Stock"), as of the close of business on the Record Date. Only Shareholders of record on the Record Date will be entitled to vote at the Annual Meeting. The holders of a majority of the issued and outstanding Common Stock entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting.

         Each stockholder is entitled to one (1) vote per share on the proposals presented in this Proxy Statement, as well as on all other matters that may be properly considered at the Annual Meeting. All valid proxies received prior to the Annual Meeting will be voted in accordance with the specifications or directions indicated on the proxy. A stockholder giving the enclosed proxy has the power to revoke it at any time prior to the time it is voted, by either (i) attending the Annual Meeting and voting in person; (ii) duly executing and delivering a proxy bearing a later date; or (iii) sending written notice of revocation to the Secretary of the Company at 9 Commercial Boulevard, Suite 200, Novato, California 94949. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes will be counted for purposes of determining a quorum, but will not be counted for any purpose in determining whether a matter has been approved.

         The Company may retain an outside firm to assist in the solicitation of proxies from brokers, nominees, institutions and individuals. The cost of soliciting proxies will be borne by the Company. The Company will request banks, brokers and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons, and will reimburse them for their reasonable, out-of-pocket costs. In addition to soliciting Shareholders by mail, proxies may be solicited by the Company's officers and directors by personal interview, telephone, or facsimile without additional compensation.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

         A Board of Directors consisting of four Directors is proposed to be elected by the shareholders at the Annual Meeting, with each director to hold office until the next Annual Meeting and until his successor is duly elected and qualified. Pursuant to the Company's By-Laws, the number of directors that may be authorized has been fixed by the Board of Directors at five to nine directors.

         The Board of Directors recommends the election of the following four nominees: Michael H. Burney, Robert A. Olins, Lawrence J. Matteson, each of which are current directors of the Company, and Steven F. Tripp. Information about these nominees is provided below.

         The Board of Directors does not contemplate that any of the nominees will be unable to serve as a director, but should any such nominees so notify the Company of the nominee's unavailability prior to the voting of the proxies, the persons named in the enclosed proxy reserve the right to vote for such substitute nominee or nominees as they, in their sole discretion, shall determine.

         Unless authority to vote for one or more of the director nominees is specifically withheld according to the instructions, proxies which are executed and returned to the Company prior to the Annual Meeting in the enclosed form will be voted for the election of each of the four nominees named below. The proxy solicited by the Board of Directors will be so voted unless shareholders specify a contrary choice therein. The affirmative vote of a plurality of the votes cast at the meeting shall be required to elect directors.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

         Information concerning the names, ages, terms, positions and offices held with the Company, and business experience of the Company's current directors and nominees is set forth below:

                                                                                     DIRECTOR
                     NAME                   AGE            POSITION                   SINCE
                     ----                   ---            --------                  --------
        Michael H. Burney.................. 46    Director, Chief Executive          1996
                                                  Officer, Treasurer, and
                                                  Secretary

        Robert A. Olins.................... 42    Director                           1998

        Lawrence J. Matteson............... 59    Director                           1991

        Steven F. Tripp.................... 30    Nominee

         MICHAEL H. BURNEY Director, Chief Executive Officer, Treasurer and Secretary, is also the Founder, Chairman and CEO of Chronomotion Imaging, a private R & D company developing a patented process for producing Volumetric Visualizations using electronic holography. Mr. Burney was the Vice President Treasury for Packard Bell Electronics from 1990 to 1995 and he was a member of the General Management Consulting / Financial Services Group of Ernst & Young from 1987 to 1990. Mr. Burney has received 3 U.S. patents and 15 international patents on the electronic holography process, which is the basis of Chronomotion's intellectual property. Mr. Burney received his BA from Pomona College and his MBA from University of Southern California.

         ROBERT A. OLINS has served as Director since February 20, 1998. Mr. Olins has served as President of Argyle Capital Management Corporation during the past fourteen years. Argyle Capital Management Corporation is a private investment advisory company.

         LAWRENCE J. MATTESON served as Chairman of the Board from May 23, 1995 to June 20, 1997. He has been a Director since October 1991 and currently he is an executive professor of business policy at the William E. Simon Graduate School of Business Administration, University of Rochester. Mr. Matteson was Senior Vice President and General Manager, Electronic Imaging for Kodak until December 1, 1991. Mr. Matteson began his career with Kodak in 1965 as a research engineer and has worked at Kodak in various positions continuously from that date until December 1, 1991. He holds degrees in engineering and an MBA from the University of Rochester Graduate School of Business.

         STEVEN F. TRIPP is President and CEO of KnoWare, Inc. KnoWare is a privately held software development company focused on internet based check image and check fraud detection software for financial institutions. Mr. Tripp was Owner and Vice President of Document Solutions from 1990 to 1998. Mr. Tripp has worked in the software development industry for 10 years with a primary focus on digital imaging.

OTHER DIRECTORSHIP; TERM OF OFFICE.

         None of the Company's directors is a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or of any company registered under the Investment Company Act of 1940, as amended.

         All directors serve for a term of one year and until their successors are duly elected. All officers serve at the discretion of the Board of Directors. Two of the current directors of the Company were elected at the June 20, 1997 annual meeting of the Company's shareholders. Mr. Robert Olins was appointed to the Board of Directors in February 1998. Mr. William E. Hollis and Mr. L. John Loomis resigned from the Board in July 1998 and August 1998, respectively. Mr. Lanum is not standing for re-election to the Board of Directors.

BOARD OF DIRECTORS' MEETINGS AND COMMITTEES.

         During the year ended December 31, 1998, the Board of Directors held nine meetings. None of the Company's Directors attended fewer than 75% of the total number of meetings of the Board and all the committees of the Board of Directors on which such director served during that period.

         The Company maintains an Audit Committee, a Compensation Committee, and an Executive Committee. The Company does not have a standing Nominating Committee.

         The Audit Committee's function is to review, with the Company's independent auditors and management, the results of the examination of the Company's financial statements by the independent auditors and the independent auditor's opinion. The Audit Committee also approves all professional services performed by the independent auditors, recommends the retention of the independent auditors, recommends the retention of the independent auditors to the Board, subject to ratification by the shareholders, and periodically reviews the Company's accounting policies and internal accounting and financial controls. From January 1 through June 30, 1998 the members of the Audit Committee were Mr. Burney and Mr. Matteson. During the year ended December 31, 1998, the Audit

Committee held one meeting.

         The Compensation Committee's function is to review and recommend executive compensation, including officer salary levels, incentive compensation programs, and stock option grants. From January 1 through June 30, 1998 the members of the Compensation Committee are Mr. Matteson and Mr. Burney. During the year ended December 31, 1998, the Compensation Committee held two meetings.

         The Executive Committee's function is to review operational matters, including audit and compensation issues of the Company and recommend operational activity to management. The members of the Executive Committee are Messrs. Burney, Matteson and Olins. During the year ended December 31, 1998, the Executive Committee held 20 meetings.

COMPENSATION OF DIRECTORS.

         Non-management directors are paid $500 for each board meeting attended. Directors who are also full-time employees are not paid directors' fees. Mr. Lawrence Matteson has a consulting contract the Company for $2,000 per month and does not receive any payment for attending Board meetings. Mr. Robert Olins has declined payment for attending Board meetings and does not receive any payment for attending Board meetings.

REQUIRED VOTE

         Four (4) persons have been nominated by the Board of Directors for election as directors at the Annual Meeting to serve until the next Annual Meeting and until their respective successors are elected or appointed. The four
(4) nominees receiving the highest number of votes at the Annual Meeting will be elected as directors of the Company.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL OF THE NOMINEES LISTED ABOVE.

                                 PROPOSAL NO. 2
               AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION

GENERAL

         The Company's Restated Certificate of Incorporation, as amended (the "Certificate"), currently authorizes the issuance by the Company of up to 20,000,000 shares of Common Stock $0.01 par value per share. On April 12, 1999, the Company's Board of Directors authorized an amendment to the Certificate to increase the number of authorized shares of Common Stock $0.01 par value per share to 40,000,000. New York law requires approval of the holders of a majority of the Company's outstanding shares entitled to vote at the annual meeting prior to the filing and effectiveness of the amended Certificate.

PURPOSE AND EFFECT OF AMENDMENT

         The principal purpose of the proposed amendment to the Certificate is to provide the Company with increased flexibility to pursue various corporate finance or strategic opportunities for expansion of the Company's business. These opportunities include:

      - Establishing strategic relationships by issuing authorized but unissued shares of the Company's Common Stock in connection with additional business arrangements between the Company and its strategic partner(s); and,

      - Funding equity compensation programs designed to attract, retain and motivate the Company's management and key personnel.

      In determining to increase the Company's authorized Common Stock from 20,000,000 to 40,000,000, the Board considered the significant extent to which the existing authorized pool of Common Stock was already encumbered. As of May 3, 1999, the allocation of the currently authorized pool of Common Stock, as adjusted to reflect authorized shares to be reserved pursuant to Proposal No. 3 ("Approval of Adoption of 1999 Stock Option Plan") was as follows:

         Reserved for future grant or issuance upon exercise of outstanding
         options under the proposed 1999 Stock Option Plan:                   2,000,000

         Common Stock outstanding:                                           11,611,380

         Reserved for future grant or issuance upon exercise of outstanding
         options under the 1993 Stock Option Plan:                            1,415,000

         Reserved for future grant or issuance upon exercise of outstanding
         options under the 1991 Stock Option Plan:                              500,000

         Reserved for future grant or issuance upon exercise of outstanding
         options under the 1993 Non-Statutory Directors Stock Option Plan:       85,000

         Reserved for future grant or issuance upon exercise of outstanding options under the Non-Statutory Stock Option Agreement for
         Consultants:                                                            10,000

                  TOTAL OUTSTANDING AND ENCUMBERED SHARES:                   15,621,380

         If the proposed amendment is adopted, an additional 20,000,000 shares of Common Stock will be available for issuance by the Board without further stockholder approval at such times, for such purposes and for such consideration as the Board may determine to be appropriate, although certain issuances may require stockholder approval in accordance with the requirements of the the New York General Corporation Law. The holders of Common Stock have no preemptive rights to purchase any stock of the Company, and additional shares might be issued at such times and under such circumstances as to have a dilutive effect on earnings per share and on the equity ownership of the present common Shareholders.

         The flexibility of the Board of Directors to issue additional shares of stock could enhance the board's ability to negotiate on behalf of the Shareholders in a takeover situation. Although not the purpose of the proposed amendment, the authorized but unissued shares of Common Stock also could be used by the Board to discourage, delay or complicate a change in control of the Company. For example, such shares could be privately placed with purchasers who might align themselves with the board in opposing a hostile takeover bid. The issuance of additional shares might serve to dilute the stock ownership position of persons seeking to obtain control and thereby increase the cost of acquiring a given percentage of the outstanding stock. The Company has previously adopted certain measures that may have the effect of helping to resist an unsolicited takeover attempt, including provisions in the [Stock Option Plans with such provisions, including proposed 1999 Plan] providing for the acceleration of exercisability of outstanding options in the event of a sale of assets or merger at the discretion of the Company's Compensation Committee. The Board of Directors is not aware of any pending or proposed effort to acquire control of the Company.

REQUIRED VOTE

         The approval of the amendment to the Certificate requires the affirmative vote of a majority of the outstanding shares of Common Stock of the Company. An abstention or non-vote is not an affirmative vote and, accordingly, will have the same effect as a vote against the proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO AUTHORIZE AN ADDITIONAL 20,000,000 SHARES OF COMMON STOCK.

                                 PROPOSAL NO. 3
                 APPROVAL OF ADOPTION OF 1999 STOCK OPTION PLAN

         At the annual meeting, the shareholders will be asked to approve the SpatiaLight 1999 Stock Option Plan (the "1999 Option Plan"). The 1999 Option Plan was adopted by the Board of Directors on April 12, 1999, to become effective upon the date of its approval by shareholders (the "Effective Date"). The 1999 Plan is intended to replace the Company's 1993 Non-Statutory Employee Stock Option Plan, and the 1993 Non-Statutory Directors Stock Option Plan and the 1991 Stock Option Plan (the "Prior Plans").

         Competition for highly qualified individuals in the Company's industry is intense. To successfully attract and retain the best possible candidates for positions of responsibility within the Company, the Board of Directors believes that the Company must continue to offer a competitive equity incentive program. The Board expects that the 1999 Option Plan will be an important factor in attracting and retaining the high caliber employees, directors and consultants essential to the success of the Company and in motivating these individuals to strive to enhance the Company's growth and profitability. The proposed 1999 Option Plan is intended to ensure that the Company will continue to have available a reasonable number of shares to meet these goals. It authorizes the issuance of up to 2,000,000 shares of the Company's Common Stock (subject to adjustment for certain changes in the capital structure of the Company).

         The 1999 Option Plan is also designed to preserve the Company's ability to deduct in full for federal income tax purposes the compensation recognized by its executive officers in connection with options granted under the plan.
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), sets a limit of $1 million on the amount of compensation paid to each of the Company's chief executive officer and four other most highly compensated executive officers that the Company may deduct as an expense for federal income tax purposes. In combination with other types of compensation received by these employees, it is possible that their option-related compensation could exceed this limit in a particular year. However, Section 162(m) exempts certain "performance-based compensation" from this limit. To permit compensation attributable to options granted under the 1999 Option Plan to qualify as performance-based compensation, the 1999 Option Plan limits the number of shares for which options may be granted in any fiscal year to any employee, including the Company's executive officers, to a maximum of 500,000. This grant limit is subject to appropriate adjustment in the event of certain changes in the Company's capital structure.

SUMMARY OF THE 1999 OPTION PLAN

         The following summary of the 1999 Option Plan is qualified in its entirety by the specific language of the 1999 Option Plan, a copy of which is available to any shareholder upon request.

         GENERAL. The purpose of the 1999 Option Plan is to advance the interests of the Company and its shareholders by providing an incentive to attract, retain and reward the Company's employees, directors and consultants and by motivating such persons to contribute to the Company's growth and profitability. The 1999 Option Plan provides for the grant to employees of incentive stock options within the meaning of Section 422 of the Code and the grant to employees, directors and consultants of non-statutory stock options.

         SHARES SUBJECT TO PLAN. A maximum of 4,000,000 of the authorized but unissued or reacquired shares of Common Stock of the Company may be issued under the 1999 Option Plan (the "Share Reserve"). However, the Share Reserve, determined at any time, is reduced by the number of shares (a) which remain subject to options granted under the Prior Plans or (b) were acquired upon exercise of such option after the date on which the 1999 Option was approved by the Board. However, in order to comply with the requirements of the exemption under Section 162(m) of the Code for performance-based compensation, the 1999 Option Plan provides that no employee may be granted in any fiscal year of the Company options which in the aggregate are for more than 500,000 shares (the "Grant Limit"). Appropriate adjustments will be made to the shares subject to the 1999 Option Plan, the Grant Limit, the automatic grants to Directors who sit on the Audit and Compensation Committees discussed below and to outstanding options upon any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company. If any outstanding option expires, terminates or is canceled, or if shares acquired pursuant to an option are repurchased by the Company at their original exercise price, the expired or repurchased shares are returned to the 1999 Option Plan and again become available for grant.

         ADMINISTRATION. The 1999 Option Plan will be administered by the Board of Directors or a duly appointed committee of the Board, which, in the case of options intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code, must be comprised solely of two or more "outside directors" within the meaning of Section 162(m). (For purposes of this discussion, the "Board" shall refer to either the Board of Directors or such committee thereof.) Subject to the provisions of the 1999 Option Plan, the Board determines the persons to whom options are to be granted, the number of shares to be covered by each option, whether an option is to be an incentive stock option or a nonstatutory stock option, the timing and terms of exercisability and vesting of each option, the purchase price and the type of consideration to be paid to the Company upon the exercise of each option, the time of expiration of each option, and all other terms and conditions of the options. The Board may amend, modify, extend, cancel, renew, or grant a new option in substitution for, any option, waive any restrictions or conditions applicable to any option, and accelerate, continue, extend or defer the exercisability or vesting of any option, including with respect to the period following an optionee's termination of service with the Company. The 1999 Option Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys' fees, incurred in connection with any legal action arising from such person's action or failure to act in administering the plan The Board will interpret the 1999 Option Plan and options granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the 1999 Option Plan or any option.

         ELIGIBILITY. Options may be granted under the 1999 Option Plan to employees , directors and consultants of the Company or of any present or future parent or subsidiary corporations of the Company. In addition, options may be granted to prospective service providers in connection with written employment offers, provided that no shares may be purchased prior to such person's commencement of service. As of May 3, 1999, the Company had approximately 15 employees, including 3 executive officers, and 4 directors and 3 consultants who would be eligible under the 1999 Option Plan. While any eligible person may be granted a non-statutory stock option, only employees may be granted incentive stock options.

         TERMS AND CONDITIONS OF OPTIONS. Each option granted under the 1999 Option Plan is evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the plan. The exercise price of each incentive stock option may not be less than the fair market value of a share of the Common Stock on the date of grant, while the exercise price of a non-statutory stock option may not be less than 85% of such fair market value. However, any option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a "Ten Percent Shareholder") must have an exercise price equal to at least 110% of the fair market value of a share of

Common Stock on the date of grant. As of May 3, 1999 the closing price of the Company's Common Stock, as reported on the Nasdaq OTC/Bulletin Board, was $5.25 per share.

         The 1999 Option Plan provides that the option exercise price may be paid in cash, by check, or in cash equivalent, by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the option, to the extent legally permitted, by tender of shares of Common Stock owned by the optionee having a fair market value not less than the exercise price or by means of a promissory note if the optionee is an employee, by such other lawful consideration as approved by the Board, or by any combination of these. Nevertheless, the Board may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the optionee has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option.

         Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Board. The maximum term of an option granted under the 1999 Option Plan is ten years, provided that an incentive stock option granted to a Ten Percent Shareholder must have a term not exceeding five years. An option generally will remain exercisable for thirty days following the optionee's termination of service, provided that if termination results from the optionee's death or disability, the option generally will remain exercisable for six months. In any event the option must be exercised no later than its expiration date. The Board, in its discretion, may provide for longer post-service exercise periods in particular instances. Options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee.

         CHANGE IN CONTROL. The 1999 Option Plan defines a "Change in Control" of the Company as any of the following events upon which the shareholders of the Company immediately before the event do not retain immediately after the event, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the event, direct or indirect beneficial ownership of more than 50% of the total combined voting power of the stock of the Company or its successor: (i) a sale or exchange by the shareholders in a single or series of related transactions of more than 50% of the Company's voting stock; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company. If a Change in Control occurs, the surviving, continuing, successor or purchasing corporation or parent corporation thereof may either assume the Company's rights and obligations under the outstanding options or substitute substantially equivalent options for such corporation's stock. To the extent that the outstanding options are not assumed, replaced or exercised prior to the Change in Control, they will terminate.

         TERMINATION OR AMENDMENT. The 1999 Option Plan will continue in effect until the earlier of its termination by the Board or the date on which all shares available for issuance under the plan have been issued and all restrictions on such shares under the terms of the plan and the agreements evidencing options granted under the plan have lapsed, provided that all options must be granted within ten years of the date on which the Board adopted the 1999 Option Plan. The Board may terminate or amend the 1999 Option Plan at any time. However, without shareholder approval, the Board may not amend the 1999 Option Plan to increase the total number of shares of Common Stock issuable thereunder, change the class of persons eligible to receive incentive stock options, or effect any other change that would require shareholder approval under any applicable law, regulation or rule. No termination or amendment may adversely affect an outstanding option without the consent of the optionee, unless the amendment is required to preserve an option's status as an incentive stock option or is necessary to comply with any applicable law, regulation or rule.

SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES

         The following summary is intended only as a general guide as to the U.S. federal income tax consequences under current law of participation in the 1999 Option Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

         INCENTIVE STOCK OPTIONS. An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who do not dispose of their shares for two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year from the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the exercise date (see discussion under "Non-statutory Stock Options" below) and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. The tax rate applicable to any capital gain will depend upon a number of factors, including the date on which the optionee acquired the shares, the optionee's holding period, and the optionee's ordinary income marginal tax rate. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

         The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option (see discussion under "Nonstatutory Stock Options" below) is treated as an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

         NONSTATUTORY STOCK OPTIONS. Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. The tax rate applicable to any capital gain will depend upon a number of factors, including the date on which the optionee acquired the shares, the optionee's holding period, and the optionee's ordinary income marginal tax rate. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

NEW PLAN BENEFITS

         No options will be granted under the 1999 Option Plan prior to its approval by the shareholders of the Company. Future grants under the 1999 Option Plan will be made at the discretion of the Board, and, accordingly, are not yet determinable. In addition, benefits under the 1999 Option Plan will depend on a number of factors, including the fair market value of the Company's Common Stock on future dates and the exercise decisions made by the optionees. Consequently it is not possible to determine the benefits that might be received by optionees receiving grants under the 1999 Option Plan.

VOTE REQUIRED AND BOARD OF DIRECTORS RECOMMENDATION

         The affirmative vote of a majority of the shares represented and voting at the Annual Meeting, provided that a quorum is present and that the shares voting affirmatively constitute at least a majority of a quorum, shall be required to approve the 1999 Option Plan.

         The Board of Directors believes that adoption of the proposed 1999 Option Plan is in the best interests of the Company and the shareholders for the reasons stated above. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE 1999 OPTION PLAN.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Company's capital stock, as of May 3, 1999, (i) by each person who is known by the Company to own beneficially more than 5% of the Company's capital stock, (ii) by each of the executive officers mentioned in the tables under "Executive Compensation" and by each of the Company's directors, and (iii) by all officers and directors as a group.

     ----------------------------------------------------------------------------------------------------------
                      NAME AND ADDRESS                             AMOUNT AND NATURE OF            PERCENT OF
                      BENEFICIAL OWNER                             BENEFICIAL OWNERSHIP            CLASS (1)
     ----------------------------------------------------------------------------------------------------------
     Argyle Capital Management Corporation                            2,533,158 (2)                   17.9
     Robert A. Olins
     14 East 82nd
     New York, New York 10028
     ----------------------------------------------------------------------------------------------------------
     Raymond L. Bauch                                                 1,956,600 (1)                   16.9
     14 Office Drive Park, Suite 1
     Palm Coast, FL 32137
     ----------------------------------------------------------------------------------------------------------
     Sabotini, Ltd                                                    2,060,000 (3)                   16.3
     C/O Wychwood Trust Ltd.
     1 Castle St.
     Castletown
     Isle of Man, British Isles
     ----------------------------------------------------------------------------------------------------------
     Steven Francis Tripp                                             2,151,600 (4)                   15.6
     Noteholder Representative
     2021 Brook Highland Ridge
     Birmingham, Alabama 35242
     ----------------------------------------------------------------------------------------------------------

     ----------------------------------------------------------------------------------------------------------
     Jalcanto, Ltd.                                                   1,267,500 (5)                   10.7
     C/O Wychwood Trust Ltd.
     1 Castle St.
     Castletown
     Isle of Man, British Isles
     ----------------------------------------------------------------------------------------------------------
     Michael H. Burney                                                  24,230 (6)                     *
     9 Commercial Blvd., Suite 200
     Novato, CA  94949
     ----------------------------------------------------------------------------------------------------------
     Fred R. Hammett                                                        0                          *
     9 Commercial Blvd., Suite 200
     Novato, CA  94949
     ----------------------------------------------------------------------------------------------------------
     Miles L. Scott                                                         0                          *
     9 Commercial Blvd., Suite 200
     Novato, CA  94949
     ----------------------------------------------------------------------------------------------------------
     Lawrence J. Matteson                                               17,500 (7)                     *
     9 Commercial Blvd., Suite 200
     Novato, CA  94949
     ----------------------------------------------------------------------------------------------------------
     Asa Lanum                                                          12,500 (8)                     *
     9 Commercial Blvd., Suite 200
     Novato, CA  94949
     ----------------------------------------------------------------------------------------------------------
     All directors and officers as a group                                60,000                       *
     (6 persons)
     ----------------------------------------------------------------------------------------------------------

     ----------------------------------------------------------------------------------------------------------
     * Represents less than 1%
     ----------------------------------------------------------------------------------------------------------

(1)    Based upon a total of 11,611,380 shares outstanding as of May 3, 1999.

(2) Includes 2,520,658 shares beneficially owned by Argyle Capital Management Corporation subject to issuance upon conversion of convertible notes held by Argyle Capital Management, of which Mr. Olins is President and over which Mr. Olins exercises voting control. Also includes 12,500 shares subject to outstanding stock options held by Mr. Olins that are exercisable within 60 days of May 3, 1999.

(3) Based solely upon information filed in a Schedule 13D by the named shareholder. To the Company's knowledge, Shaun F. Cairns and Paul A. Bell are the sole directors of the named shareholder. As such, Mr. Cairns and/or Mr. Bell may be deemed to be the beneficial owner(s) of the shares of the Company's Common Stock held by the named shareholder. Includes 992,500 shares subject to warrants exercisable within 60 days of May 3, 1999.

(4) Based solely upon information filed on Schedule 13D by the named shareholder on March 9, 1999, which amended the Schedule 13D filed on November 25, 1998. These Schedule 13Ds were filed when certain investors, who may be deemed to be a "Group" for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934 purchased Convertible Secured Notes of the Company that are convertible into common stock of the Company within 60 days of May 3, 1999. To date, none of these Convertible Secured Notes have been converted into shares of common stock of the Company.

(5) Based solely upon information filed in a Schedule 13D by the named shareholder. To the Company's knowledge, Shaun F. Cairns and Paul A. Bell are the sole directors of the named shareholder. As such, Mr. Cairns and/or Mr. Bell may be deemed to be the beneficial owner(s) of the shares of the Company's Common Stock held by the named shareholder. Includes 200,000 shares subject to warrants exercisable within 60 days of May 3, 1999.

(6) Includes 17,500 shares subject to options exercisable within 60 days of May 3, 1999.

(7) Includes 17,500 shares subject to options exercisable within 60 days of May 3, 1999.

(8) Includes 12,500 shares subject to options exercisable within 60 days of May 3, 1999.

                             EXECUTIVE COMPENSATION

         The table below sets forth information concerning the annual and long-term compensation for services rendered in all capacities to the Company during the fiscal years ended December 31, 1998, 1997 and 1996, for those persons who served as (i) chief executive officer during 1998; (ii) the four most highly compensated executive officers as of December 31, 1998 other than the Chief Executive Officer; and (iii) two former executive officers that would have been among the most highly compensated executive officers had they been serving in an executive capacity at December 31, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                               SECURITIES
                                                                                               UNDERLYING
         NAME AND PRINCIPAL POSITION                               YEAR        SALARY       OPTIONS/SARS (#)
         ---------------------------                               ----        ------       ----------------
         Michael H. Burney, CEO, Treasurer/Secretary               1998        $63,654               525,000

         William E. Hollis, Former Chairman & CEO                  1998       $170,559               280,000
                                                                   1997       $126,154               420,000
                                                                   1996       $105,081                60,000

STOCK OPTION GRANTS

         The following table sets forth certain information for the year ended December 31, 1998 with respect to stock options granted to the individuals named in the Summary Compensation Table.

                        OPTION GRANTS IN LAST FISCAL YEAR

                    (a)                  (b)               (c)                 (d)                   (e)
                                      NUMBER OF     % OF TOTAL
                                      SECURITIES    OPTIONS/SARS
                                      UNDERLYING    GRANTED TO
                                     OPTIONS/SARS   EMPLOYEES IN         EXERCISE OR BASE        EXPIRATION
                   NAME              GRANTED (#)    FISCAL YEAR            PRICE ($/SH)             DATE
         ---------------------------------------------------------------------------------------------------------
         Michael H. Burney                  500,000        31%                 $0.75              11/06/08

         William E. Hollis                        0         0%                     0                  0

OPTION EXERCISES AND FISCAL 1998 YEAR END VALUES

         The following table sets forth information with respect to options to purchase common stock granted to the Company's named executive officers including: (i) the number of shares of common stock purchased upon exercise of options in the fiscal year ending December 31, 1998; (ii) the net value realized upon such exercise; (iii) the number of unexercised options outstanding at December 31, 1998; and (iv) the value of such unexercised options at December 31, 1998.

                    AGGREGATE OPTION EXERCISES DURING IN LAST
                     FISCAL YEAR AND YEAR END OPTION VALUES

                                                                                                 VALUE OF
                                                                              NUMBER OF        UNEXERCISED
                                                                             UNEXERCISED       IN-THE-MONEY
                                                                           OPTIONS AT DEC.   OPTIONS AT DEC.
                                                   SHARES                    31, 1998 (#)      31, 1998 ($)
                                                ACQUIRED ON      VALUE      EXERCISABLE /    (1) EXERCISABLE /
                         NAME                   EXERCISE (#)  REALIZED ($)  UNEXERCISABLE      UNEXERCISABLE
                         ----                   ------------  ------------  -------------    ---------------
         Michael H. Burney                           0             0       17,500 / 507,500     $91,875 /
                                                                                                2,664,375

         William E. Hollis                           0             0         280,000 / 0      $1,470,000 / 0

(1) Based on the difference between the fair market value of the of the securities underlying the option at May 3, 1999 ($5.25 which was the closing sale price of the Company's Common Stock as reported on OTC Bulletin Board on April 30, 1999) and the exercise price of the named person's option. The Company's Board of Directors has retained discretion to modify the terms including the price of outstanding options. For additional information concerning options, see "Proposal No. 3 - Approval of Adoption of 1999 Stock Option Plan."

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         From December 1997 through July 1998 Argyle Capital Management Corporation, a company affiliated with Robert Olins, a Director of the Company, purchased Convertible Secured Notes of the Company in the outstanding principle amount of $1,188,000. These Convertible Secured Notes accrue interest at 6% and are convertible $0.50 per share.

                              STOCKHOLDER PROPOSALS

         Pursuant to Rule 14(a)-4(c)(1) of the Exchange Act, the Company's proxy for the 2000 Annual Meeting of Shareholders may confer discretionary authority to vote on any proposal submitted by a shareholder if written notice of such proposal submitted by a shareholder is not received by the Company at its offices at 9 Commercial Boulevard, Suite 200, Novato, California 94949, within a reasonable time before the mailing of the Company's proxy materials for the 2000 Annual Meeting of Shareholders.

         Shareholder proposals may be considered for inclusion in the Company's proxy statement and form of proxy relating to the 2000 Annual Meeting of Shareholders, if submitted to the Company a reasonable period of time before the Company begins to print and mail its proxy materials. Proposals must be writing and sent via registered, certified, or express mail to: Corporate Secretary, SpatiaLight, Inc., 9 Commercial Boulevard, Suite 200, Novato, California 94949. Facsimile or other forms of electronic submissions will not be accepted.

                          TRANSACTION OF OTHER BUSINESS

         The Board of Directors does not know of or intend to present any matters at the 1999 Annual Meeting other than those described herein and does not presently know of any matters that will be presented by other parties. If however, any other matters properly come before the meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the persons voting such proxies.

                                By order of the Board of Directors



                                Michael H. Burney
                                CHIEF EXECUTIVE OFFICER, SECRETARY AND TREASURER


Date:  May 28, 1999
       Novato, California

                                SPATIALIGHT, INC.
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                              ---------------------

     The undersigned hereby appoints Michael H. Burney proxy and attorney-in-fact, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in SpatiaLight, Inc., a New York corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of the Shareholders of the Company to be held at the Embassy Suites Hotel, 101 McInnis Parkway, San Rafael, California 94903 at 10:00 A.M., Pacific Standard Time, and at any adjournment thereof as hereinafter specified upon the proposals listed below and as more particularly described in the Proxy Statement of the Company dated May 21, 1999 (the "Proxy Statement"), receipt of which is hereby acknowledged.

     1. With respect to the election of the following individuals as members of the Board of Directors:

        (INSTRUCTION: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

        Michael H. Burney               Robert A. Olins

        Lawrence J. Matteson            Steven F. Tripp

        [  ] FOR     [  ] WITHHOLD AUTHORITY     [  ] ABSTAIN

     2. With respect to the proposal to amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of common stock of the Company from 20,000,000 to 40,000,000.

        [  ] FOR     [  ] WITHHOLD AUTHORITY     [  ] ABSTAIN

     3. With respect to the proposal to approve the adoption of the Company's 1999 Stock Option Plan.

        [  ] FOR     [  ] WITHHOLD AUTHORITY     [  ] ABSTAIN

     The shares represented hereby will be voted as specified. If no specification is made, such shares will be voted FOR the nominees listed and for proposals 2 and 3.

Dated:  ________ , 1999     Signature(s) _____________________________________

(BE SURE TO DATE PROXY)     __________________________________________________

                            __________________________________________________
                            Print or type stockholder's name

                            IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. PLEASE DATE, SIGN, AND RETURN THE PROXY PROMPTLY IN THE ENCLOSED, STAMPED ENVELOPE.

                       I plan to attend the meeting.

                         Yes _____    No _____

           (PLEASE PRINT ADDRESS CHANGE (IF ANY) ON LABEL BELOW)